Exhibit 99.3

18 May 2016

China Online Education Group

6th Floor Deshi Building North,

Shangdi Street, Haidian District,

Beijing 100085, People’s Republic of China

Re:	Offer of American Depositary Shares, representing
ordinary shares with par value of $0.0001 per share, of China
Online Education Group

Ladies and Gentlemen:

We render this opinion in connection with China Online Education Group’s (“Issuer”) offer of American Depositary Shares (“Offer”), representing ordinary shares with par value of $0.0001 (the “Offer Shares”).

References to the “Registration Statement” include the Registration Statement on Form F-1 filed with the Securities and Exchange Commission initially filed on 12 May 2016, including all amendments and supplements thereto.

For purposes of this opinion, we have examined and/or relied on the following documents (the “Documents”):

(i)                                                      the Registration Statement;

(ii)                                                  the originals or copies, photocopied, certified or otherwise identified to our satisfaction, of the documents which were furnished by the Issuer and their respective representatives, which we have examined in relation to their materiality to the Issuer in the context of the Offer and necessary for purposes of rendering this opinion; and

(iii)                                                certifications/representations of officers of the Issuer.

This opinion is limited to Philippine law as applied by Philippine courts as at the date hereof and is given on the basis that it will be governed by and construed in accordance with Philippine law.  We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the Philippines or on any non-legal regulation or standard such as but not limited to accounting, financial or technical rules or standards.  For the purpose of this opinion, “Philippine law” means all statutes, laws, regulations, rules, orders, decrees, guidelines, judicial interpretations of the Philippine Supreme Court and other legislation currently in force and available in the Republic of the Philippines.  We do not assume any responsibility for any document with which we have not been provided, nor of any matter undisclosed nor misdisclosed to us; and, we are unable to express an opinion with respect to the completeness, truthfulness and/ or veracity of any information or document made available to us in the course of our due diligence.

For the purpose of giving this opinion, we have assumed that (i) the Documents are valid, legally binding and enforceable under the laws of the jurisdiction by which they are governed (if other than Philippine law), (ii) all copies of documents delivered to us conform in all respects to the originals of such documents and the signatures thereon are authentic, (iii) all parties to the Documents have the requisite power, capacity and authority to sign and deliver each of such Documents, (iv) the Documents have been duly authorized, executed and delivered by all parties in accordance with applicable law (if other than Philippine law), (v) the Documents have been duly authorized, executed and delivered by all parties thereto, (vi) there are no documents or information other than those disclosed to us, which relate to any of the matters on which we are opining, (vii) all information provided to us by the Issuer and/or its representatives in respect to matters opined on herein, not otherwise contained, provided, and/or are determinable from the Documents, are current, true, correct, and complete, and (viii) where applicable, each of the parties to the Documents has duly complied with the provisions of such documents in accordance with their terms.

For matters of fact material to our conclusions herein, we have relied upon the representations (as to factual representations only) and certifications of the proper officers of the Issuer.

Based upon the foregoing, we are of the opinion that:

1.                                      Based upon a review of the Stock and Transfer Book of China Online Innovations, Inc, (“China Online”), it has 5,000,000 shares with a par value of ₱1.00 per share in issue and such issued shares of China Online are validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).  All the issued shares of China Online are validly held by the following shareholders:

Name	No. of shares	% ownership
China Online Education Group	4,999,993	99.99986
Ting Shu	1	0.00002
Christine Ang	1	0.00002
Huiru Yuan	1	0.00002
Jennifer Que	1	0.00002
Samuel Celestino	1	0.00002
Xing Liu	1	0.00002
Wei Li	1	0.00002
Total	5,000,000	100.00000

Based upon a review of the Stock and Transfer Book of 51Talk English Philippines Corporation (“51Talk”), it has 5,000 shares with a par value of ₱100.00 per share in issue and such issued shares of 51Talk are validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).  All the issued shares of 51 Talk are validly held by the following Shareholders:

Name	No. of shares	% ownership
Jiajia Huang	4,995	99.90
Hattori Kei	1	0.02
Nelson Tan	3	0.06
Frank Lin	1	0.02
Total	5,000	100.00

Based upon a review of the Articles of Incorporation of On Demand English Innovations, Inc. (“On Demand”), it has 125,000 shares with a par value of ₱100.00 per share in issue and such issued shares of On Demand are validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).  All the issued shares of On Demand are validly held by the following shareholders:

Name	No. of shares	% ownership
China Online Education Group	124,995	99.996
Jimmy Lai	1	0.0008
Frank Lin	1	0.0008
Nelson Tan	1	0.0008
Luzviminda Santos Castro	1	0.0008
Alfonso Ang Po	1	0.0008
Total	125,000	100.00000

2.                                      The ownership structure of China Online, 51Talk, and On Demand (the “Companies”) as set forth in the Registration Statement is in compliance, and immediately after consummation of the Offering will comply, with Philippine law, and no consent, approval, license, registration, filings, or any other necessary steps are required under Philippine law, other than those already obtained or taken, for the establishment of such ownership structures.

3.                                      The powers of attorney between the respective shareholders of each the Companies and China Online Education Group and exclusive option agreements among each of the Companies, its respective shareholders, and China Online Education Group as set forth in the Registration Statement, are valid and legally binding on the Companies under Philippine law, admissible as evidence under Philippine law and enforceable in accordance with their terms.

4.                                      51Talk currently has no assets or business operations and it is not in the process of acquiring any assets or beginning any operations.

5.                                      Each of the Companies owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

6.                                      The statements in the Registration Statement under the captions “Prospectus Summary,” “Regulation,” “Risk Factors,” “Corporate History and Structure,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and “Taxation,” insofar as such statements constitute a summary of the relevant Philippine laws and regulations or the respective articles of incorporation of the Companies are true and accurate in all material respects. The disclosures containing our opinions in the Registration Statement under the caption “Corporate History and Structure” constitute our opinions.

7.                                      Nothing has come to our attention that causes us to believe that the Registration Statement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading.

The opinions expressed herein are subject to the following reservations:

(i)                                    the enforceability of the obligations of the parties under the Documents is subject to general principles of equity. In applying these principles, a Philippine court might require that in exercising rights under the Documents, the parties act reasonably and in good faith;

(ii)                                 the application of any bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors’ rights generally from time to time in effect; and

(iii)                              nothing in this opinion should be taken as indicating that the remedies of specific performance or injunction (being in some instances discretionary remedies of the court) would in any particular instance be available in respect of any particular provision of the Documents.

This opinion is delivered to you solely for your benefit in connection with the Offer and may not be furnished to, quoted, or relied upon by any other person or entity other than you or your legal advisors, Skadden, Arps, Slate, Meagher & Flom LLP, without our prior written consent, for any purpose other than appropriate disclosures in the Registration Statement, except where required by law, regulation or any governmental or competent regulatory authority or reasonably necessary in asserting any defense to actual or threatened court proceeding in relation to any matter arising out of or in connection with the Offer. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus included in the Registration Statement.

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Very truly yours,

ROMULO MABANTA BUENAVENTURA
SAYOC & DE LOS ANGELES

By:	/s/ MA. STELLA A. ALEGRE-BATUNGBACAL
MA. STELLA A. ALEGRE-BATUNGBACAL